UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arbe Robotics Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HaHashmonaim St. 107 Tel Aviv-Yafo, Israel	6713321
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary shares, par value NIS 0.000216 per share	The Nasdaq Stock Market LLC
Warrants to purchase ordinary shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257250

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value NIS 0.000216 per share (the “Ordinary Shares”), of Arbe Robotics Ltd. (the “Registrant”) and a description of the warrants to purchase ordinary shares of the Registrant (the “Warrants”) to be registered hereunder are set forth under the captions “Description of Arbe Ordinary Shares” and “Description of Arbe Warrants,” respectively, in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-4, File No. 333-257250, initially filed with the U.S. Securities and Exchange Commission on June 21, 2021, as amended from time to time and which was declared effective by the SEC on September 17, 2021 (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference. The Registration Statement, as amended, and any form of prospectus or prospectus supplement to the Registration Statement that includes such description are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Arbe Robotics Ltd.

Date: October 6, 2021	By:	/s/ Kobi Marenko
	Name:	Kobi Marenko
	Title:	Chief Executive Officer